Exhibit 99.2

This Statement on Form 3 is filed by Apollo Management IV, L.P., Apollo Investment Fund IV, L.P., Apollo Overseas Partners IV, L.P., AIF IV/RRRR LLC, AP/RM Acquisition LLC, ST/RRRR LLC and Apollo Advisors IV, L.P.  The principal business address of each of the Reporting Persons is Two Manhattanville Road, Purchase, New York 10577.

Name of Designated Filer:  Apollo Management IV, L.P.

Date of Event Requiring Statement:  February 21, 2005

Issuer Name and Ticker or Trading Symbol:  Hughes Communications, Inc. (HGCM)

APOLLO INVESTMENT FUND IV, L.P.

By:	APOLLO ADVISORS IV, L.P.
Its General Partner

	By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO OVERSEAS PARTNERS IV, L.P.

By:	APOLLO ADVISORS IV, L.P.
Its Managing General Partner

	By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

AIF IV/RRRR LLC

By:	APOLLO MANAGEMENT IV, L.P.
Its Manager

By:		AIF IV MANAGEMENT, INC.
Its General Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

AP/RM ACQUISITION LLC

By:	APOLLO MANAGEMENT IV, L.P.
Its Manager

By:		AIF IV MANAGEMENT, INC.
Its General Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

ST/RRRR LC

By:	APOLLO MANAGEMENT IV, L.P.
Its Manager

By:		AIF IV MANAGEMENT, INC.
Its General Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO MANAGEMENT IV, L.P.

By:	AIF IV MANAGEMENT, INC.
Its General Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President

APOLLO ADVISORS IV, L.P.

By:	APOLLO CAPITAL MANAGEMENT IV, INC.
Its General Partner

	By:	/s/ Patricia M. Navis
Patricia M. Navis
Vice President